Exhibit 4.8.61 -Self-Control Components - Two-Way Valve - VVG44 Series

SIEMENS	4363

Two-Way Valve

External Thread Connection, PN16      VVG41…

External thread connection two-way valve, pressure grade PN16
●	Valve body: bronze Rg5
●	Nominal diameter: DN15…DN50mm (½”…2’’)
●	Flow rate: kvs 0.63…40m3/h
●	Stroke of valve handle: 20 mm
●	Can be mounted with the SQX…, SKD… and SKB…series of actuator.
●	Accessories can be ordered independently

Purpose
Be applicable in heating system, domestic water system and heating, ventilating and air conditioning system as the control valve or safety shutoff valves that comply with DIN32730 Standard. Be applicable for both open system and closed system.

Media	The standard valves that adopt the galvanized valve handle seal material are applicable to the following media:
Cooling water
Chilled water
Low temperature hot water
Domestic water
High temperature hot water	-25…+130☐
Anti-freezing water 1)2)
Saturated steam (the maximum 1.5 bar abs.)
Brine 1)2)

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1)	When the media temperature is lower than 0℃, ASZ6.5 valve handle heating element is needed to prevent the valve handle within sealing gland from freezing.
2)	Anti-freezing water and brine: the minimum temperature -10℃ complies with DIN 3158 Standard (pressure vessel I) or the minimum temperature -25℃ complies with DIN 3158 Standard (pressure vessel II).
The special refrigeration valve with electromagnetic actuator is applicable to refrigerant R…. See technical data 4700﹏4799.

Model overview
Standard edition
Model	DN		kVS [m3/h]	Sv	☐Pvmax. [kPa]
	[mm]	[Inch]
VVG41.11 VVG41.12 VVG41.13 VVG41.14 VVG41.15	15/2.5 15/4 15/6 15/10 15	½” ½” ½” ½” ½”	0.63 1.0 1.6 2.5 4.0	>50	800
VVG41.20 VVG41.25 VVG41.32 VVG41.40 VVG41.50	20 25 32 40 50	¾” 1 1¼” 1½” 2”	6.3 10 16 25 40	>100

DN= nominal diameter
kVS = rated flow that conforms to VDI 2173 Standard
Sv = flow capacity that conforms to VDI 2173 Standard
☐P vmax..= maximum allowable differential pressure between two ends of valves, when the valve handle reaches the maximum stroke (the valve is fully open)

Accessories	Electronic valve handle heating element, AC 24V; when the medium temperature is lower than 0☐, select ASZ6.5

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Order	Please describe the model.
For example: VVG41.25
The accessories must be ordered separately.

Transportation	The valve, actuator and the required accessories are packaged and supplied separately.

Combining equipment
Valve	H100 [mm]	Actuator 1)						Accessories Model
		SQX…2)		SKD…		SKB
		△Pmax	△Ps	△Pmax	△Ps	△Pmax	△Ps
[kPa]
VVG41.11 VVG41.12 VVG41.13 VVG41.14 VVG41.15	20	800	1600	800	1600	800	1600	ALG15
VVG41.20 VVG41.25 VVG41.32 VVG41.40 VVG41.50								ALG20 ALG25 ALG32 ALG40 ALG50
1500
		600 400 250	850 500 300		1250 750 450
700 400
1200
Technical data		4554		4561		4564

1)	Optional actuator:	●	AC 24V/AC 230V power source, three-position control signal
		●	AC 24V scale (position) control signal DC 0…10V or DC 4…20 mA
2)	☐Pmax and ☐P values are applicable for SQX32…/SQX82…and SQX62 new actuator, and the delivery can be available from January, 1999.

H100	= 100% stroke of valve and actuator
△Pmax	= maximum allowable differential pressure between both ends of valve, when the actuator can maintain normal operation within the whole stroke
△Ps	= maximum allowable differential pressure (shut-off pressure) between both ends of valve, on the premise of ensuring the actuator can be closed safely
Pneumatic actuator	The pneumatic actuator can be ordered from the local office, if required.

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Mechanical design Valve profile	Pilot parabola valve plug and valve handle are integrated. Valve seat is attached to valve body through special seal material directly.

Note: the two-way seat valve cannot be used as three-way valve by loosening the screw nut and removing the blank flange at the bottom of valve.

Disposal	Due to the use of different types of materials, before discarding, do disassemble the valves, and classify them in terms of different material types.

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Model selection
Flow rate graph

△Pvmax.  = maximum allowable differential pressure between both ends of valve, when the actuator can maintain normal operation within the whole stroke
△Pv100  = differential pressure between both ends of vale, when the valve is fully open and its flow is V100. Its unit is kPa or bar.
V100   = flow. Its unit is m3/h (cubic meter per hour) or l/s (liter per second) 100 kPa = 1 bar ≈10 mWG

Valve flow characteristics

Valve flow characteristics 0…30% => linear 30…100%=> comply with VDI/VDE2173 Standard, ngl=3

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Working pressure and temperature

The operating pressure range complies with ISO 7268 and EN 1333 Standards.
The operating temperature range (-25…+130℃) complies with DIN 4747 and DIN 3158 Standards.

Notices
Engineering
It is suggested that the valve be mounted on the return water pipe, because in the heating system, the temperature of return water pipe is relatively low. In this way, the service life of valve spool seal can be extended.

The water quality shall comply with VDI 2035 Standard.

In the open system, it is possible that the valve plug may be locked due to the deposit of water scale (the valve handle cannot rise and fall normally). Thereby, such kind of application shall select SKB or SKC series of actuator with large driving force. Besides, the valve handle must be driven to operate regularly (at least two or three times a week).

Note: the valve upstream must be mounted with the filter.
It is often suggested that in the closed system, the filter be mounted in front of valve, so as to increase the operational reliability of valve.

When the medium temperature is lower than 0☐, select ASZ6.5 electronic valve handle heating element to prevent the valve spool within the sealing gland from freezing. For the sake of safety, the operating voltage of this heating element is designed AC 24V, and its power is 30 W.

Mounting	The valve and actuator can be assembled in the mounting position simply, independent of special tools and any adjustment.
The valve shall be attached with the Instruction for Mounting before leaving the factory.

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Mounting position

Allowed	Forbidden

Direction of water flow	During the mounting, pay attention that the mark of water current direction on the valve shall be consistent with the actual water current direction.

Debugging	Debug the valve only after the actuator has been mounted correctly.
	Valve handle contracts:	flow increases
	Valve handle extends:	flow decreases

Repair
When repairing the actuator, comply with the following sequences: first turn off the water pump and cut off the water pump power source; close the stop valve, drain the water within the water pipe in order to reduce the pressure within water pipe, and cool the hot water pipe naturally. Remove the electrical wiring from connection terminal. Before re-debugging the valve, correctly mount the actuator properly.

Seal of valve handle
When the water pipe has de-pressurized and is cooled fully, and the valve handle surface is in good condition, it is allowed to replace the seal of valve handle directly, without removing the valve body. If the valve handle has been damaged, replace the whole valve handle-valve plug assembly. Please contact the local office of Siemens Building Technologies.

Accessories
Standard model	Used to replace EPDM-O ring, including copper seal gasket, and used for -25…+130℃ cooling water, chilled water, low temperature hot water, high temperature hot water, saturated steam and brine.
Applicable to VVG41…series of valve, pipe diameter DN15…DN50 (diameter of valve handle 10 mm) 4 284 8874 0
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Guarantee	The valves shall not be guaranteed if the actuator is manufactured the third manufacturer.
The technical data, including △Pmax, △Ps, leakage rate, noise index and lifetime are only applicable to the corresponding actuators of Siemens Building Technologies included in the “Model overview”.

Technical data
Functional parameter	PN (pressure) grade	PN16
Valve flow characteristics
	0…30%	Linear
	30…100%	ngl=3, comply with VDI / VDE 2173 Standard
	Leakage rate	kvs 0…0.02%, comply with VDI / VDE 2173 Standard
	Allowable working pressure	Within -25…+130, 1600KPa (16 bar), comply with ISO 7268 / EN 1333 /DIN 4747 / DIN3158 Standard
Flange connection
	Valve	G…B, comply with ISO 228/1 Standard
	Accessories	Rp…, comply with ISO 7/1 Standard
	Stroke	20mm

Material	Valve body	Bronze G-CuSn5ZnPb (Rg5), in accordance with DIN 1705 Standard
	Valve seat, plug and hanle	Stainless steel
	Seal ring	Galvanized brass
	Seal material	EPDM-O ring
	Accessory ALG	Malleable iron

Dimension	Unit of all dimensions: mm

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DN = nominal diameter
H  = total height of actuator plus minimum mounting space of mounting, connecting and operation, or the minimum distance required by maintenance to the ceiling or wall
H1  = distance from the center line of water pipe to the mounting edge (upper edge) of actuator
H2  = position when the valve is fully open (it means the valve handle extends completely)

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